Name of Investor: ____________

Number of Units: _____ ____________

DECORIZE, INC.

SECURITIES PURCHASE AGREEMENT

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND REGISTERED OR QUALIFIED UNDER SUCH LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE SECURITIES BEING OFFERED BY THE COMPANY ARE SECURITIES AS THAT TERM HAS BEEN DEFINED IN THE ACT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4 (2) THEREOF AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER. FURTHER, THESE SECURITIES MAY ONLY BE SOLD PURSUANT TO EXEMPTIONS FROM REGISTRATION OR QUALIFICATION IN THE VARIOUS STATES, AND MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER IN SUCH JURISDICTIONS.

AGREEMENT dated as of _____________, 2001, by and between Decorize, Inc., a Delaware corporation (the "Company") having an office at 211 S. Union Street, Suite F, Springfield, Missouri 65802, and the person or entity whose signature appears at the end of this Agreement (the "Investor").

WITNESSETH:

WHEREAS, the Company desires to sell up to an aggregate of 2,000,000 units (the "Units") for $2.50 per Unit, each consisting of one share of the Company's Common Stock, $.001 par value (the "Common Stock") and 1 five-year warrant (the "Warrants") to purchase one share of the Company's common stock , $.001 par value ("Common Stock") for $4.00 per share to certain persons including the Investor, who are "accredited investors" within the meaning of Rule 501(a) adopted under the Securities Act of 1933 (the "Act"). The minimum purchase is 20,000 Units at $50,000; and

WHEREAS, the Investor wishes, pursuant to the terms and conditions hereinafter set forth, to purchase the number of Units set forth on the signature page hereof.

NOW THEREFORE, in consideration of the premises, and the respective representations and warranties hereinafter set forth, the Company and the Investor agree as follows:

1 SUBSCRIPTION

The Investor, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of Units set forth on the signature page hereof (collectively the "Securities").

2 PURCHASE AND CLOSING

2.1 Issuance and Sale of Units

Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Investor, and the Investor shall purchase form the Company, in lawful money of the United States, the number of Units subscribed for hereunder for the aggregate purchase price calculated at the rate of $2.50 per Unit (the "Purchase Price"). The offer and sale of the Units are being effected in accordance with and in reliance on the provisions of Rule 506 under Regulation D under the Act.

2.2 Closing

Promptly upon execution and delivery of this Agreement by the Company and the Investor:

(a) The Investor shall deliver to the Company:

(i) an executed copy of this Agreement (or a photocopy or facsimile thereof); and

(ii) payment of the full Purchase Price by certified check or money order made payable to the Company

(b) The Company shall deliver to the Investor:

(i) an executed copy of this Agreement;

(ii) a duly executed Warrant Agreement in the form annexed hereto as Exhibits A representing the Warrants included in the Units purchased hereunder, registered in the name of the Investor.

Promptly upon receipt of the funds and documents required so to be delivered the Company shall deliver the Units to the Investor.

3 INVESTOR REPRESENTATIONS AND WARRANTIES

The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

3.1 The Investor is acquiring the Securities for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person except the Investor's corporate parent has a direct or indirect beneficial interest in such Securities;

3.2 The Investor acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D thereunder In furtherance thereof, the Investor represents and warrants to and agrees with the Company as follows:

(a) the Investor has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company;

(b) if the Investor is a natural person,

(i) his net worth, individually or jointly with his or her spouse, exceeds $1,000,000 (inclusive of the value of home, home furnishings and automobiles); or

(ii) his personal income exceeded $200,000 in 1999 and 2000 and reasonably expects that his or her personal income will exceed $200,000 in 2001 (or whose joint net income with that of his or her spouse exceeds $300,000 for the relevant periods);

(c) if the Investor is an entity (i.e., a corporation, partnership, trust or estate), each of the equity owners meet the requirements of either category (b)(i) or category (b)(ii) above and was not specifically formed to acquire the Units subscribed for herein; or

(d) the Investor is a corporation, trust, estate benefit plan, partnership other entity, which comes within a category of "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230 501(a));

The Investor

(a) has been furnished with the Company's Form 10-K for the year ended June 30, 2000; the Company's Form 10-Q Reports for the three month periods ended September 30, 2000, December 31, 2000 and March 31, 2001; the Company's Form 8-K/A dated June 29, 2001 and filed on July 24, 2001 (the "SEC Filings"); the Company's current business plan; (collectively with the SEC Filings, the "Documents"), and any documents which may have been made available upon request, and has carefully read the Documents and understands and has evaluated the risks of a purchase of Securities, and has relied solely (except as indicated in subsections (b) and (c) below) on the information contained in the Documents;

(b) has been provided an opportunity to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(c) has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Investor to evaluate the merits and risks of purchase of the Securities to the extent the Company possesses such information or can acquire it without unreasonable efforts or expense, and has not been furnished any other offering literature or prospectus except as mentioned herein;

(d) has not been furnished with any oral representation or oral information in connection with the offering of the Securities which is not contained in the Documents; and

(e) has determined that the Securities are a suitable investment and that at this time the Investor could bear a complete loss of its investment;

3.4 The Investor is not relying on the Company with respect to economic considerations involved in this investment;

3.5 The Investor represents, warrants and agrees that it will not sell or otherwise transfer the Securities unless registered under the Act or in reliance upon an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Securities or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. The Investor further understands that sales or transfers of the Securities or underlying securities are restricted by the provisions of state securities laws;

3.6 The person signing this Securities Purchase Agreement on behalf of such entity has been duly authorized by such entity to do so;

3.7 No representation or warranties have been made to the Investor by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company herein;

3.8 The execution and delivery by the Investor of, and the performance by the Investor of its obligations under this Agreement in accordance with its terms will not contravene any provision of applicable law or the charter documents of the Investor or any agreement or other instrument binding upon the Investor, or any judgment, order or decree of any

governmental body, agency or court having jurisdiction over the Investor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Investor of its obligations under such Agreements in accordance with their respective terms;

3.9 If the Investor is a corporation, the Investor has been duly organized, is validly existing and is in good standing under the laws of its state of incorporation. The Investor has full power and authority (corporate or otherwise) to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Investor and are valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforcement may be limited by the United States Bankruptcy Code, laws effecting creditors rights, generally and general equitable principles.

3.10 The Investor represents, warrants and agrees that as long as the Warrant is outstanding the Investor will not, directly or indirectly, or through one or more intermediaries, maintain any short position in the Company's Common Stock.

3.11 The foregoing representations, warranties and agreements shall survive the Closing.

4 INVESTOR AWARENESS

The Investor acknowledges, represents, agrees and is aware that:

4.1 No Federal or state agency has passed on the Securities or made any finding or determination as to the fairness of this investment;

4.2 There are substantial risks incident to the purchase of Securities;

4.3 The investment in the Company is an illiquid investment and the Investor must bear the economic risk of investment in the Securities for an indefinite period of time;

4.4 There are substantial restrictions on transferability of the Securities;

4.5 The foregoing acknowledgments, representations, warranties and agreements shall survive the Closing.

5. REGISTRATION RIGHTS; LIQUIDATED DAMAGES.

The Holder will be entitled to registration rights in respect of the shares of Common Stock issued as part of the Units and exercise of the Warrants (the terms of which are set forth below) as follows: (1) The Company shall prepare and file, within 180 days of the initial Closing Date, Registration Statement on Form S-3 or such other applicable Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the resale of the shares of Common Stock issuable upon the exercise of the Warrants. The Company shall use its best efforts to cause the Registration Statement to be declared

effective by the Commission no later than 300 days following the initial Closing Date and shall promptly deliver to Purchaser copies of all amendments to such Registration Statement and correspondence with the Commission with respect thereto The Company shall maintain the effectiveness of the Registration Statement until all of the Common Stock issuable or issued upon conversion or exercise of the Warrants has been sold. The Company shall pay all expenses of registration (other than underwriting fees and discounts in respect of shares of Common Stock offered and sold under such Registration Statement by the Purchaser, if any).

6 INDEMNITY

The Investor agrees to indemnify and hold harmless the Company and each other person, if any, who controls it within the meaning of Section 15 of the Act against any and all loss. liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor herein

7 COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with the Investor (which representations and will be true and correct as of the date of the Closing as if the Agreement were made on the date of Closing) as follows:

7 1 The Company has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware The Company has full corporate power and authority to enter into this Agreement, and the Warrant and this Agreement, and the Warrant have been duly and validly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by the United States Bankruptcy Code, laws effecting creditors rights, generally and general equitable principles.

7 2 Subject to the performance by the Investor of its obligations under this Agreement and the accuracy of the representations and warranties of the Investor, the offering and sale of the Securities will be exempt from the registration requirements of the Act

7 3 The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement, including the execution and performance of the Warrant, will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement

7.4 The Documents did not, and through the date of the Closing will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time of their filing, not misleading

7.5 All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. As of July 15, 2001, 50,000,000 shares of Common Stock are authorized, of which approximately 10,0000,000 shares of Common Stock are issued and outstanding and approximately 3,000,000 shares are reserved for issuance under the Company's stock option plans and outstanding warrants and options The Company has 10,000,000 shares of Preferred Stock authorized, of which none is issued and outstanding The Units have been duly authorized and, when issued and delivered as provided by this Agreement, will be validly issued and fully paid and non-assessable, and the Shares are not subject to any preemptive or similar rights. In addition, the shares of Common Stock issuable upon the exercise of the Warrants, when issued as provided in the Warrant will be validly issued and fully paid and non-assessable, and such shares are not subject to any preemptive or similar rights. No further corporate action is required on the Company's part to issue the shares of Common Stock upon exercise of the Warrants.

7.6 The Company is not in violation of its charter or bylaws and is not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which the Company is a party or by which it is bound, or to which any of the property or assets of the Company is subject, except such as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company, taken as a whole.

7.7 Except as set forth in the Documents, there is no material litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the property or the business of the Company, or, to the best knowledge of the Company which would adversely affect the condition (financial or otherwise), business, prospects or results of operations of the Company, taken as a whole.

7.8 The consolidated financial statements set forth in the Documents fairly present the financial position and the results of operations of the Company, at the dates and periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and are complete and accurate and are in accordance with the books and records of the Company. Since December 31, 2000, the Company:

(a) has not entered into any transaction outside of the ordinary course of business except as set forth in the Documents or annexed hereto; or

(b) suffered any material adverse change in its financial condition or results of operations except as disclosed or contemplated in these Documents

7.9 The foregoing representations, warranties and agreements shall survive the Closing.

7.10 For so long as any Securities held by Purchaser remain outstanding, the Company covenants and agrees with the Investor that:

(a) The Company will undertake its best efforts to maintain the listing of its Common Stock on the Electronic Bulletin Board, the NASDAQ SmallCap Stock Market, the NASDAQ National Market System or the American Stock Exchange;

(b) Except as expressly set forth in Section 8 below, and only until the Registration Statement (as hereinafter defined) has been declared effective, the Company will not issue stop transfer instructions to its transfer agent in regard to the Securities or the Common Stock issuable upon conversion and/or exercise thereof of the Securities;

(c) The SEC Filings and any amendments thereto (i) do and will conform in all material respects to the rules and regulations of the Commission with respect thereto; (ii) do not and will not contain an untrue statement of a material fact or omit to state any material fact required to make the statements contained therein not misleading;

(d) The Company will reserve from its authorized shares of Common Stock sufficient shares to permit conversion and/or exercise thereof in full of all outstanding Securities;

(e) The exercise right of the Investor set forth herein shall be limited such that in no instance shall the maximum number of shares of Common Stock into which the Purchaser may convert these Securities exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion and/or exercise thereof, minus (ii) the number of shares of Common Stock of the Company then held by the Investor. Notwithstanding anything contained herein to the contrary, in the event that Investor's stock holdings exceed 4.99% of the then issued and outstanding shares, it shall immediately comply with all SEC filing and notification requirements;

(f) Neither the SEC Filings nor the Registration Statement (as defined herein) or any amendments thereto, when declared effective will contain a misstatement of material fact or will omit a material fact necessary to make the statements contained therein not misleading; and

(g) The Chief Executive Officer and the Chief Financial Officer of the Company will confirm the warranties, representations and covenants contained in this Agreement at the Closing.

8. <u>MISCELLANEOUS</u>.

8.1 <u>Modification</u>. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

8.2 Notices Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address

8.3 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

8.4 Binding Effect Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors

8.5 Entire Agreement This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein

8.6 Assignability. This Agreement is not transferable or assignable by the Investor except as may be provided herein.

8.7 Applicable Law. This Agreement shall be governed and construed under the laws of the State of Delaware.

9 REGULATORY NOTICES.

THESE MATERIALS HAVE NOT BEEN REVIEWED BY THE SECURITIES EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF ANY STATE, OR ANY OTHER REGULATORY AUTHORITY PRIOR TO THEIR ISSUANCE AND USE NO ATTORNEY GENERAL FROM ANY STATE HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

10. EXECUTION.

10.1 Investor The Investor has executed this Securities Purchase Agreement on this _____ day of ________________, 2001

Number of Units to be purchased: ________________________________

Price per Unit: ______$2.50______________________________

Total Purchase Price: $________________________________

INSTRUCTION: (The execution pages and acknowledgment for subscribers follows this page.)

10.2 The Company

Accepted this ____ day of __________, 2001.

DECORIZE, INC

By: ________________________________
Jon Baker, CEO

EXECUTION

Please execute this Securities Purchase Agreement by completing the appropriate section below

1 If the prospective investor is an INDIVIDUAL, complete the following:

____

Signature of Proposed Investor

____

Name (Please type or print)

____

Signature of Spouse or Co-Purchaser if funds are to be invested
as joint tenants, tenants by the entirety or community property.

____

Name (Please type or print)

2 If the prospective investor is a CORPORATION, complete the following:

The Investor hereby represents, warrants and covenants that the Investor has been duly authorized by all requisite action on the part of the prospective investor listed below to enter into this Securities Purchase Agreement and Investment Representation and, further, that the prospective investor has all requisite authority to enter into such Agreement

The Investor represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that prospective investor and that he has authority under the charter, by-laws and resolutions of the Board of Directors of such prospective investor to execute this Agreement. Such officer encloses a true copy of the charter, the by-laws and the resolutions of the Board of Directors authorizing the execution of this Securities Purchase Agreement and Investment Representation.

By:____

Name:______________________________________

Title:_______________________________________

3 If the prospective investor is a PARTNERSHIP, complete the following:

The Investor hereby represents, warrants and covenants that the Investor is a general partner of the prospective investor named below, has been duly authorized by the prospective investor to acquire the Shares, the prospective investor has all requisite authority to enter into this Securities Purchase Agreement and Investment Representation and set forth below are the names of all Partners of the prospective investor.

The Investor represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that prospective investor and he is authorized by such prospective investor to execute this Securities Purchase Agreement and Investment Representation. Such Partner encloses a true copy of the Partnership Agreement of said prospective investor.

____
Name of Partnership (Please type or print)

By:___________________________________

Name:_________________________________

Title:__________________________________

Names of Partners:

____

____

____

4 If the prospective investor is a TRUST, complete the following:

The Investor hereby represents, warrants and covenants that he as Trustee is duly authorized by the terms of the trust instrument ("Trust Instrument") for the prospective investor set forth below to enter into this Securities Purchase Agreement and Investment Representation.

The Investor, as trustee, executing this Securities Purchase Agreement and Investment Representation on behalf of the prospective investor represents and warrants that each of the above representations or agreements or understandings set forth herein applies to that prospective investor and he is authorized by such prospective investor to execute this Securities Purchase Agreement and Investment Representation. Such trustee encloses a true copy of the Trust Instrument of said prospective investor.

Name of Trust (Please type or print)

By:______________________________________

Name:______________________________________

Title:______________________________________

5 If the prospective investor is an ESTATE, complete the following:

The Investor hereby represents, warrants and covenants that he is duly authorized by the terms of the Will, and/or Codicil of the prospective investor named below to enter into this Securities Purchase Agreement and Investment Representation and that the prospective investor has all requisite authority to enter into such Agreement, pursuant to Letters Testamentary issued by a court of appropriate jurisdiction.

The Investor represents and warrants that each of the above representations or agreements or understandings set herein applies to that prospective investor and he is authorized by the terms of the Will and/or Codicil of such prospective investor to execute this Securities Purchase Agreement and Investment Representation Such Executor encloses a true copy of the Will, including any codicils thereto and Letters Testamentary issued by a court of appropriate jurisdiction, and any and all amendments thereto, of said prospective investor.

Name of Estate (Please type or print)

By:______________________________________

Name:______________________________________

Title:______________________________________

INDIVIDUAL ACKNOWLEDGMENT

STATE OF ____________________)
) ss.:
COUNTY OF ________________)

On the ______ day of ____________, 2001, before me personally came ______________________________________, known to me to be the individual(s) described in and who acknowledged the foregoing instrument and swore and acknowledged that (he)(she)(they) executed the same as (his)(her)(their) free act and deed.

____
Notary Public

My commission expires: ____________

PARTNERSHIP ACKNOWLEDGMENT

STATE OF ____________________)
) ss.:
COUNTY OF __________________)

On the ______ day of ____________, 2001, before me personally appeared the above-named general partner of ____, who swore and acknowledged that being authorized and directed to do so (s)he did sign the foregoing instrument, and that the same is the free act and deed of said Partnership and the free act and deed personally of such general partner.

____
Notary Public

My commission expires: ____________

CORPORATE ACKNOWLEDGMENT

STATE OF ____________________)
) ss :
COUNTY OF __________________)

_________ ________________________, the corporation that executed the foregoing instrument, who, being duly sworn, acknowledged that (s)he resides at ______________ ____, that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said corporation; and that (s)he signed his name there to by like order.

____
Notary Public

My commission expires: ________

ESTATE OR TRUST ACKNOWLEDGMENT

STATE OF ____________________)
) ss :
COUNTY OF __________________)

On the ______ day of ____________________, 2001, before me personally came ____, [the executor of the Last Will and Testament of ____, deceased] or [administrator of the good, chattels and crédits ____________________________ of ________________________, deceased] or [trustee ____________________________ of ____, deceased] residing in ____, and known to me to be the person described in and who executed the foregoing instrument and acknowledged that (s)he executed the same as such [executor] or [administrator] or [trustee]

____
Notary Public

My commission expires: ________